[LETTERHEAD OF REZNICK FEDDER & SILVERMAN]




                                            November 25, 1998




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                        -------------------------------


We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 16, 1998 on the audited financial statements on BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associated IV L.P., as of December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                               REZNICK FEDDER & SILVERMAN

                                               /s/ Reznick Fedder & Silverman